UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amended Employment Agreement with Todd C. Amsdell

On August 23, 2006, the Board of Trustees of U-Store-It Trust (the "Company") appointed Todd C. Amsdell to a new post to lead the Company’s effort in exploring development opportunities in selected domestic target markets. Mr. Amsdell will serve as President of a subsidiary to be formed to conduct the Company's development activities. In connection with this appointment, Mr. Amsdell, age 38, resigned as the Company’s Chief Operating Officer, a position he has held since the Company’s initial public offering in October 2004. Prior to that, Mr. Amsdell served as President of Operations of the Amsdell Companies from 1995 to 2004.

The Company entered into an amended and restated employment agreement with Mr. Amsdell (the "Amended Employment Agreement"), which supersedes his employment agreement dated as of October 27, 2004, to reflect Mr. Amsdell's new duties. In addition, the term of the Amended Employment Agreement was extended to August 24, 2010. Finally, the Amended Employment Agreement modifies Mr. Amsdell's annual base salary to $379,000, which increases his current salary of $375,000 to compensate him for the elimination of certain perquisites.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by the full terms and conditions of such agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amendment of Noncompetition Agreements with Steven G. Osgood and Tedd D. Towsley

On August 23, 2006, the Company entered into amendments of the noncompetition agreements with each of Steven G. Osgood, former President and Chief Financial Officer of the Company, and Tedd D. Towsley, former Vice President and Treasurer of the Company, dated October 27, 2004, wherein the Company agreed to grant to each of Messrs. Osgood and Towsley a limited waiver of certain of their respective noncompetition and nonsolicitation obligations. Pursuant to the terms of each amendment, Messrs. Osgood and Towsley shall not be restricted from owning, operating, leasing, selling or otherwise liquidating a self-storage facility located in North Port, Florida. In addition, Mr. Osgood shall not be restricted from hiring Tedd D. Towsley, a former employee of the Company.

The foregoing description of the amendments of the noncompetition agreements are qualified in their entirety by the full terms and conditions of such amendments, a copy of each of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01 of this report, Todd C. Amsdell resigned as the Company’s Chief Operating Officer, effective as of August 23, 2006. Dean Jernigan, President and Chief Executive Officer of the Company, will assume the duties and responsibilities of the principal operating officer. A description of Mr. Jernigan’s business experience, relationships with the Company, its Trustees and executive officers, and employment agreement with the Company is contained in Item 5.02 of the Company’s Current Report on Form 8-K filed April 19, 2006, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No. Description

10.1 Amended and Restated Employment Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Todd C. Amsdell

10.2 First Amendment to Noncompetition Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Steven G. Osgood

10.3 First Amendment to Noncompetition Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Tedd D. Towsley

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

August 28, 2006	By:	Dean Jernigan

Name: Dean Jernigan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Todd C. Amsdell
10.2	First Amendment to Noncompetition Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Steven G. Osgood
10.3	First Amendment to Noncompetition Agreement, dated as of August 23, 2006, by and between U-Store-It Trust and Tedd D. Towsley